UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                    Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AquaBounty Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2022

The 2022 annual meeting of stockholders of AquaBounty Technologies, Inc. (“AquaBounty” or the “Company”) will be held on May 17, 2022, at 8:30 a.m. Eastern Time. This year, the annual meeting will be held entirely online due to the continuing public health impact of the coronavirus (COVID-19) outbreak and to support the health and well-being of our partners, employees, and stockholders. You will be able to attend and participate in the annual meeting by visiting www.meetnow.global/MC57T9H, where you will be able to listen to the meeting live, submit questions, and vote. This year’s meeting is being held for the following purposes:

•

to elect eight directors to serve on our Board of Directors for a one-year term of office until the next annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

•

to approve an amendment to our Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to increase the number of authorized shares of our common stock, $0.001 par value per share (“Common Stock”) from 80,000,000 to 200,000,000; and

•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 30, 2022, the record date, are entitled to notice of and to vote at the annual meeting.

Your vote is very important. Whether or not you plan to attend the annual meeting online, we hope you will vote as soon as possible. Please vote before the annual meeting using the internet; telephone; or by signing, dating, and mailing the proxy card in the pre-paid envelope, to ensure that your vote will be counted. Please review the instructions on each of your voting options described in the accompanying proxy statement. Your proxy may be revoked before the vote at the annual meeting by following the procedures outlined in the accompanying proxy statement.

Sincerely,

Sylvia Wulf
President, Chief Executive Officer, and Director

Maynard, Massachusetts

April [14], 2022

Forward-Looking Statements

This proxy statement contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about AquaBounty. AquaBounty may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may,” similar expressions and the negative forms of such expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not AquaBounty will be able to raise additional capital, market and other conditions, AquaBounty’s business and financial condition, and the impact of general economic, public health, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by AquaBounty, see disclosures contained in AquaBounty’s public filings with the Securities and Exchange Commission, including the “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You should consider these factors in evaluating the forward-looking statements included in this proxy statement and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and AquaBounty undertakes no obligation to update such statements as a result of new information, except as required by law.

i

2022 PROXY STATEMENT

2 Mill & Main Place, Suite 395

Maynard, Massachusetts 01754

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2022

General

This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors (“Board”) for use at our annual meeting of stockholders to be held on May 17, 2022, at 8:30 a.m. Eastern Time. The meeting will be held via a live webcast available at www.meetnow.global/MC57T9H, for the following purposes:

•

to elect eight directors to serve on our Board of Directors for a one-year term of office until the next annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal;

•	to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

•

to approve an amendment to our Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to increase the number of authorized shares of our common stock, $0.001 par value per share (“Common Stock”) from 80,000,000 to 200,000,000; and

•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Proxy Materials

A copy of our proxy materials is available, free of charge, on www.envisionreports.com/AQB, the Securities and Exchange Commission (“SEC”) website at www.sec.gov, and our corporate website at www.aquabounty.com. By referring to our website, we do not incorporate our website or any portion of that website by reference into this proxy statement. We intend to mail these proxy materials on or about April [14], 2022 to all stockholders of record entitled to vote at the annual meeting.

If your shares are held in more than one account at a brokerage firm, bank, broker-dealer, or other similar organization, you may receive more than one copy of the proxy materials. Please follow the voting instructions on the proxy cards or voting instruction forms, as applicable, and vote all proxy cards or voting instruction forms, as applicable, to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. If you are a registered holder, you can accomplish this by contacting our transfer agent, Computershare, at (800) 736-3001 or in writing to Computershare, PO. Box 30170, College Station, Texas 77842. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, you can accomplish this by contacting that organization.

Householding of Proxy Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 2 Mill & Main Place, Suite 395, Maynard, MA 01754, Attention: Corporate Secretary or call us at (978) 648-6000. If you want to receive separate copies of the Proxy Statement or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

Voting Quorum

Our outstanding Common Stock constitutes the only class of securities entitled to vote at the annual meeting. Common stockholders of record at the close of business on March 30, 2022, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date, 71,109,701 shares of our Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote. The presence at the annual meeting, in person (via the live webcast) or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on March 30, 2022, will constitute a quorum.

All votes will be tabulated by the Inspector of Elections appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Broker non-votes occur when a nominee, such as a brokerage firm or financial institution, that holds shares on behalf of a beneficial owner does not receive voting instructions from such owner regarding a matter for which such nominee does not have discretion to vote without such instructions. The rules applicable to brokerage firms and financial institutions permit nominees to vote in their discretion on routine matters in the absence of voting instructions from the beneficial holder. The ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022, is a routine matter. On non-routine matters, nominees cannot vote unless they receive instructions from the beneficial owner. The election of eight directors to serve on our Board and the approval of an amendment to the Charter are non-routine matters. Abstentions and broker non-votes are counted as present for purposes of determining whether there is a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved. See “Voting Procedure-Beneficial Owners of Shares Held in Street Name” below.

The election of directors will be by plurality vote of our outstanding shares of Common Stock represented in person (via the live webcast) or by proxy at the annual meeting and entitled to vote, and the eight nominees receiving the highest number of affirmative votes will be elected. Votes marked “withhold” and broker non-votes will not affect the outcome of the election, although they will be counted as present for purposes of determining whether there is a quorum.

Ratification of the appointment of Deloitte requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy at the annual meeting and entitled to vote on the matter. Abstentions with respect to this proposal will count as votes against this proposal.

Approval of the amendment to the Charter, to increase the number of authorized shares of Common Stock available for issuance requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock. Abstentions with respect to this proposal will count as votes against this proposal. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Voting Procedure

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are a stockholder of record and you received the proxy materials by mail with instructions regarding how to view our proxy materials on the internet, how to receive a paper or email copy of the proxy materials, and how to vote by proxy. You can vote via the live webcast of the annual meeting at www.meetnow.global/MC57T9H or by proxy. There are three ways stockholders of record can vote by proxy: (1) by telephone (by following the instructions on the proxy card; (2) by internet (by following the instructions provided on the proxy card); or (3) by mail, (by completing and returning the proxy card enclosed in the proxy materials prior to the annual meeting). Unless there are different instructions on the proxy card, all shares represented by valid proxies (and not revoked before they are voted) will be voted as follows at the annual meeting:

•	FOR the election of each of the director nominees listed in Proposal One (unless the authority to vote for the election of any such director nominee is withheld);

•	FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm as described in Proposal Two; and

•	FOR the approval of the amendment to the Charter to increase the number of authorized shares of our Common Stock available for issuance as described in Proposal Three.

If you are a stockholder of record, you do not need to register to attend the annual meeting via the live webcast. To attend, just follow the instructions on the notice or proxy card that you received. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Beneficial Owners of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and such organization forwarded to you the proxy materials by mail. There are two ways beneficial owners of shares held in street name can vote by proxy: (1) by mail, by following the instructions on the voting instruction form; or (2) by internet, by following the instructions provided herein. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. If you do not provide such organization with specific voting instructions, under the rules of the various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If such organization does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” A broker non-vote will have the effects described above under “Voting Quorum.”

If you are a beneficial owner of shares held in “street name” and wish to attend the annual meeting, whether you intend to vote your shares at the meeting or not, you must register in advance to do so. To register, you must submit proof of your proxy power (legal proxy) reflecting your AquaBounty Technologies, Inc. holdings, along with your name and email address, to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 15, 2022. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare as follows:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare

AquaBounty Technologies, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

To attend the annual meeting after you have registered, visit www.meetnow.global/MC57T9H and follow the instructions on the notice or proxy card that you received. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business is presented at the annual meeting, your signed proxy or your authenticated internet or telephone proxy will give authority to each of Sylvia Wulf, David A. Frank and Angela M. Olsen to vote on such matters at his or her discretion.

YOUR VOTE IS IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON VIA THE LIVE WEBCAST.

You may revoke your proxy at any time before it is actually voted at the annual meeting by:

•	delivering written notice of revocation to our Corporate Secretary at 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754;

•	submitting a later-dated proxy; or

•	attending the annual meeting via the live webcast available at www.meetnow.global/MC57T9H and voting.

Your attendance at the annual meeting will not, by itself, constitute a revocation of your proxy. You may also be represented by another person attending the annual meeting by executing a form of proxy designating that person to act on your behalf.

Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial owner of our shares, but those shares are held of record by another person such as a brokerage firm or bank, then you must provide voting instructions to the appropriate record holder so that such person can vote the shares. In the absence of such voting instructions from you, the record holder may not be entitled to vote those shares.

Solicitation

This solicitation is made on behalf of our Board, and we will pay the costs of solicitation. Copies of solicitation materials will be furnished to banks, brokerage firms, and other custodians, nominees, and fiduciaries holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners upon request. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to our stockholders. In addition to the solicitation of proxies by mail, our directors, officers, and employees may solicit proxies by telephone, facsimile, or personal interview. No additional compensation will be paid to these individuals for any such services. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur.

Stockholder Proposals for 2023 Annual Meeting

Stockholder proposals that are intended to be presented at our 2023 annual meeting of stockholders and included in our proxy statement relating to the 2023 annual meeting must be received by us no later than December [15], 2022, which is 120 calendar days before the anniversary of the date on which this proxy statement was first distributed to our stockholders. If the date of the 2023 annual meeting is moved more than 30 days prior to, or more than 30 days after, May 17, 2023, the deadline for inclusion of proposals in our proxy statement for the 2023 annual meeting instead will be a reasonable time before we begin to print and mail our proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2023 annual meeting.

If a stockholder wishes to present a proposal at our 2023 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to the 2023 annual meeting, the stockholder must give advance notice to us prior to the deadline (the “Bylaw Deadline”) for the annual meeting determined in accordance with our Amended and Restated Bylaws (“bylaws”) and comply with certain other requirements specified in our bylaws. Under our bylaws, in order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary no later than February [28], 2023, which is 45 calendar days prior to the first anniversary of the date on which we mailed the proxy materials for the 2022 annual meeting.

However, if we change the date of the 2023 annual meeting so that it occurs more than 30 days prior to, or more than 30 days after, May 17, 2023, stockholder proposals intended for presentation at the 2023 annual meeting, but not intended to be included in our proxy statement relating to the 2023 annual meeting, must be delivered to or mailed and received by our Corporate Secretary at 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754 no later than the close of business on the ninetieth calendar day prior to the 2023 annual meeting or the twentieth calendar day following the day on which public disclosure on the date of the 2023 annual meeting is first made (the “Alternate Date”). If a stockholder gives notice of such proposal after the Bylaw Deadline (or the Alternate Date, if applicable), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2023 annual meeting. In addition, to comply with universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2023.

All notices of stockholder proposals submitted pursuant to our bylaws must include the following: (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of the Common Stock of the Company that are owned by the stockholder proposing the business to be brought before the annual meeting; (iv) a description of all arrangements or understandings among the stockholder submitting the proposal, the beneficial owner on whose behalf the proposal is made, and any other person or persons in connection with the proposal and any material interest of such stockholder in the proposal; and (v) a representation that the stockholder submitting the proposal intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this annual meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting or any adjournment or postponement thereof.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Charter provides for the appointment to our Board of up to nine directors, who are elected for a one-year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. The nominees named below have agreed to serve if elected, and we have no reason to believe that they will be unavailable to serve. If, however, the nominees named below are unable to serve or decline to serve at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our Board. Theodore J. Fisher, Alana D. Kirk and James C. Turk, Jr. are not standing for re-election at the annual meeting, and as a result, their terms as directors will end at the annual meeting. Our Board has nominated Erin Sharp and Michael Stern to fill two of the three vacated director positions and is currently conducting a search for a third candidate. Unless a stockholder specifies otherwise, a returned, signed proxy will be voted FOR the election of each of the nominees listed below.

The following table sets forth information with respect to the persons nominated for re-election at the annual meeting:

Name	Age	Director Since	Position(s)
Richard J. Clothier	76	2006	Chairman
Ricardo J. Alvarez	66	2021	Director
Erin Sharp	64	—	Director nominee
Gail Sharps Meyers	52	2021	Director
Christine St.Clare	71	2014	Director
Rick Sterling	58	2013	Director
Michael Stern	60	—	Director nominee
Sylvia A. Wulf	64	2019	Director, Chief Executive Officer and President

Richard J. Clothier. Mr. Clothier has served as Chairman of the Board of Directors of AquaBounty since April 2006. He has served as the Chairman of Robinson Plc (LSE:RBN)) from 2004 to 2018, of Spearhead International Ltd from 2005 to 2015. Mr. Clothier retired as Group Chief Executive of PGI Group Plc, an international agricultural products producer, following 20 years with Dalgety Plc, where he was chief executive officer of the genetics firm Pig Improvement Company until 1992 and then Group Chief Executive Officer until 1997. Since 2005 Mr. Clothier has served as an advisor to the board assessment company, Boardroom Review Ltd. He holds a Bachelor of Science in Agriculture from Natal University and attended the Advanced Management Program at Harvard Business School. Mr. Clothier’s extensive experience, both as an executive in the food industry and as a director of public and private companies, provides considerable operating, strategic, and policy knowledge to our Board of Directors.

Ricardo J. Alvarez. Dr. Alvarez joined the Board of AquaBounty in March 2021. He is currently the CEO of Passport Foods (SVC), LLC, a leading manufacturer of branded and private label Mexican and Asian food products to all channels of distribution. Prior to Passport Foods, he served as President and CEO of various food manufacturing companies, including Richelieu Foods Inc., Ruiz Foods, Anita’s Foods, Overhill Farms and Raymundo’s Food Products. In his 25 years as a leader in the packaged food industry, Dr. Alvarez has implemented growth strategies including new go-to-market initiatives, geographic expansion and innovations of both product and packaging. Dr. Alvarez also has extensive board experience, having served on the boards of Bush Brothers Inc., Clement Pappas Inc., Ruiz Foods and Clear Springs Foods. He currently serves on the board of Phelps Pet Products Inc. Dr. Alvarez brings operational and food industry experience to our Board of Directors.

Erin Sharp. Ms. Sharp is a director nominee to our Board and recently retired as Group Vice President of Manufacturing and Enterprise Sourcing for The Kroger Co. (NYSE: KR), where she was a Senior Officer having responsibility for companywide manufacturing, food safety and sourcing. Prior to her 10 years with The Kroger Co, Ms. Sharp had increasing leadership roles in operations and finance with several large consumer product companies; including Sara Lee, Nestle Dreyer’s and Frito Lay. She served as a board member for the national nonprofit organization Feeding America as well as several industry boards including American Bakers Association, where she was the first female Chair, MilkPEP and the International Dairy Association. Ms. Sharp earned a bachelor’s degree from the University of Western Ontario and a Master’s in Business Administration from the University of Texas. Ms. Sharp brings operational and food industry experience to our Board of Directors.

Gail Sharps Meyers. Ms. Sharps Myers joined the Board of AquaBounty in May 2021. She has been Executive Vice President, Chief Legal Officer and Chief People Officer at Denny’s Corporation (NASDAQ:DENN) since February 2021. She previously served as Senior Vice President, General Counsel and Secretary of Denny’s since September 2020 and as Senior Vice President and General Counsel from June 2020 to September 2020. Prior to joining Denny’s, she served as Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of American Tire Distributors, Inc. from May 2018 to May 2020, as Senior Vice President, General Counsel and Secretary at Snyder’s-Lance, Inc. (NASDAQ:LNCE) from January 2015 to March 2018 and as Senior Vice President, Deputy General Counsel, Chief Compliance Counsel and Assistant Secretary from 2014 to 2015 at US Foods, Inc. She received her Doctor of Jurisprudence from The Washington College of Law at The American University, her Master’s in Business Administration from Arizona State University’s W. P. Carey School of Business and her Bachelor of Arts in Political Science at Howard University. Ms. Sharps Meyers’ experience and background make her well suited to serve on our Board of Directors.

Christine St.Clare. Ms. St.Clare joined the Board of AquaBounty in May 2014. She is a former Audit Partner at KPMG LLP (“KPMG”) serving publicly traded companies until 2005, after which she transferred to the Advisory Practice, working in the Internal Audit, Risk and Compliance Practice until her retirement in 2010. She also served a four-year term on KPMG’s Board of Directors, where she chaired KPMG’s Audit and Finance Committee for three of the four years. She has served on the Board of Directors for Tilray, Inc. (“Tilray”) (NASDAQ:TLRY), from their 2018 IPO through April 2021. At Tilray, she chaired the Audit Committee and was a member of the Nominating & Governance Committee and the Compensation Committee. She formerly served on the boards of both Fibrocell Science, Inc. (“Fibrocell”), a company that specialized in the development of personalized biologics and Polymer Group, Inc. (“Polymer”), a global manufacturer of engineered materials. Fibrocell was a NASDAQ listed company and Polymer was a Blackstone portfolio company with publicly traded debt. For both Fibrocell and Polymer, Ms. St.Clare served as the Audit Committee Chair until their respective sales to strategic buyers. Ms. St.Clare holds a Bachelor of Science in accounting from California State University at Long Beach and has been a licensed Certified Public Accountant in California, Texas and Georgia. Ms. St.Clare’s background in accounting and support of publicly held companies, as well as her experience with biotechnology, makes her well suited for service on our Board of Directors.

Rick Sterling. Mr. Sterling has served on the Board of AquaBounty since September 2013. He served as the Chief Financial Officer at Precigen Inc. (NASDAQ:PGEN) (“Precigen”) from 2007 through March 2021, including leading them through their initial public offering in 2013. During his term at Precigen, Mr. Sterling was responsible for multiple private and public equity and debt capital raises, financial diligence for and integration of over a dozen acquisitions, SEC reporting and compliance, divestitures of businesses, budgeting, and negotiations of facility leases as well as oversight of human resource and information technology functions. Prior to joining Precigen, he was with KPMG where he worked in the audit practice for over 17 years, with a client base primarily in the healthcare, technology and manufacturing industries. He has a Bachelor of Science in Accounting from Virginia Tech and is a licensed Certified Public Accountant. Mr. Sterling’s background in audit and finance, as well as his experience with technology companies, make him well suited for service on our Board of Directors.

Michael Stern. Dr. Stern is a director nominee to our Board and the former CEO of The Climate Corporation and Digital Farming for Bayer Crop Science (“Bayer”) and a member of the Crop Sciences Executive Team. Before joining Bayer, Dr. Stern had a 30-year career at Monsanto Company (NYSE:MON) (“Monsanto”), where he was a member of Monsanto’s Executive Team and led their Row Crop Business in the Americas. In addition, Dr. Stern served in a variety of leadership roles at Monsanto, including Vice President of U.S. Seeds and Traits, President of American Seeds, CEO of Renessen LLC, a biotechnology joint venture with Cargill, and Director of Technology for Agricultural Productivity. Dr. Stern also serves as Chairman of the Board of Trustees for the Missouri Botanical Garden and served on the board of the Monsanto Fund and the board of Clara Foods, a San Francisco based company focused on developing novel animal proteins from cell culture. Dr. Stern received a Ph.D. in Chemistry from Princeton University, a MS in Chemistry from the University of Michigan and a BS degree from Denison University. Dr. Stern’s brings broad experience in the food industry and biotechnology to our Board of Directors.

Sylvia Wulf. Ms. Wulf was appointed Executive Director, President, and Chief Executive Officer of AquaBounty in January 2019. Prior to joining AquaBounty, Ms. Wulf served as a Senior Vice President of US Foods, Inc. (NYSE:USFD), where she had been President of the Manufacturing Division since June 2011. Prior to US Foods, Ms. Wulf held senior positions in Tyson Foods, Inc. (NYSE:TSN), Sara Lee Corporation, and Bunge Corp (NYSE:BG). She is also currently on the Board of Directors and the Executive Committee of the National Fisheries Institute. Ms. Wulf received a Bachelor of Science in Finance from Western Illinois University and a Master’s in Business Administration from DePaul University. Ms. Wulf provides extensive experience in the food industry in North America, including its fish sector to our Board of Directors.

Corporate Governance Principles

We are committed to having sound corporate governance principles. Having such principles is essential to maintaining our integrity in the marketplace. Our Code of Business Conduct and Ethics and the charters for each of the Audit, Compensation and Human Capital, and Nominating and Corporate Governance (“NCG”) Committees are available on the investor relations section of our corporate website (www.aquabounty.com). A copy of our Code of Business Conduct and Ethics and the committee charters may also be obtained upon request to Corporate Secretary, AquaBounty Technologies, Inc., 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754.

Code of Ethics

Our Code of Business Conduct and Ethics applies to all of our employees, officers and directors, including, but not limited to, our Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” within the meaning of the NASDAQ listing standards.

Policy on Trading, Pledging and Hedging of Our Common Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our employees, officers and directors, including short sales of our securities and the purchase or sale of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership. To our knowledge, each of our directors and executive officers complied with this policy during 2021.

Stockholder Communications with Directors

Stockholders may communicate with our directors by sending communications to the attention of the Chairman of the Board, the Chairperson of a committee of the Board, or an individual director via U.S. Mail or Expedited Delivery Services to our address at AquaBounty Technologies, Inc., 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754. The Company will forward by U.S. Mail any such communication to the mailing address most recently provided by the Board member identified in the “Attention” line of the communication. All communications must be accompanied by the following information:

•	A statement of the type and amount of the securities of the Company that the submitting individual holds, if any;

•	Any special interest, other than in the capacity of security holder, of the submitting individual in the subject matter of the communication; and

•	The address, telephone number, and email address of the submitting individual.

Board Composition; Director Designation Rights

Our Board is comprised of up to nine directors who are elected for a one-year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. The authorized number of directors may be changed by resolution of the Board. The Board has the power, subject to the obligations described below related to certain director designation rights, to appoint any person as a director to fill a vacancy on the Board.

Through November 23, 2021, we were party to a Relationship Agreement (the “Relationship Agreement”) with TS Aquaculture LLC, (“TS Aquaculture”), a Virginia limited liability company that is managed by Third Security, LLC (“Third Security”). The Relationship Agreement set forth certain matters relating to TS Aquaculture’s relationship with us as a major stockholder. Pursuant to the Relationship Agreement, so long as the Relationship Agreement remained in effect and TS Aquaculture and its affiliates together controlled 25% or more of the voting rights exercisable at meetings of our stockholders, we would (a) nominate such number of TS Aquaculture nominees as may be designated by TS Aquaculture for election to our Board at each annual meeting of our stockholders so that TS Aquaculture would have representation on our Board proportional to TS Aquaculture’s percentage shareholding, rounded up to the nearest whole person, and (b) recommend that stockholders vote to elect such TS Aquaculture nominees at the next annual meeting of stockholders occurring after the date of nomination. The Relationship Agreement also specified that once TS Aquaculture and its affiliates together controlled less than 10% of the voting rights exercisable at meetings of our stockholders, the Relationship Agreement would terminate pursuant to its terms. As of November 23, 2021, TS Aquaculture and its affiliates held approximately 7.5% of our outstanding Common Stock and accordingly, the Relationship Agreement terminated pursuant to its terms.

Board Independence

As required by the Nasdaq listing rules, our Board evaluates the independence of its members at least once annually and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one of our directors.

In February 2022, our Board undertook a review of the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined each of Mses. St.Clare and Sharps Meyers and Messrs. Clothier and Alvarez is an “independent director” as defined under Nasdaq Listing Rule 5605(a)(2) and that Rick Sterling will be an “independent director” as of the date of the 2022 Annual Shareholder Meeting.

Board Diversity

We strive to have a Board with race, ethnicity and gender diversity that represents our community and brings diverse ideas and backgrounds to the table.

The table below provides the Diversity Matrix for our Board:

Board Diversity Matrix (as of March 16, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	5	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Board Leadership Structure

Our Board understands that board structures vary greatly among U.S. public corporations, and our Board does not believe that any one leadership structure is more effective at creating long-term stockholder value. Our Board believes that an effective leadership structure could be achieved either by combining or separating the Chairman and Chief Executive Officer positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, the Board believes that, to be effective, the governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

Currently, Ms. Wulf serves as our Chief Executive Officer and President, and Mr. Clothier serves as our Chairman of the Board. Our Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is appropriate for the company at this time because it allows Ms. Wulf to focus on operating and managing the company. At the same time, Mr. Clothier can focus on leadership of the Board, including calling and presiding over Board meetings and executive sessions of the independent directors, preparing meeting agendas in collaboration with the Chief Executive Officer, serving as a liaison and supplemental channel of communication between independent directors and the Chief Executive Officer, and serving as a sounding board and advisor to the Chief Executive Officer.

Nevertheless, the Board believes that “one size” does not fit all, and the decision of whether to combine or separate the positions of Chairman and Chief Executive Officer will vary from company to company and depend upon a company’s particular circumstances at a given point in time.

Board’s Role in Risk Oversight

Our Board is primarily responsible for assessing risks associated with our business. However, our Board delegates certain of such responsibilities to other groups. The Audit Committee is responsible for reviewing with management our company’s policies and procedures with respect to risk assessment and risk management, including reviewing certain risks associated with our financial and accounting systems, accounting policies, investment strategies, regulatory compliance, insurance programs, and other matters. In addition, under the direction of our Board and certain of its committees, our legal department assists in the oversight of corporate compliance activities. The Compensation and Human Capital Committee also reviews certain risks associated with our overall compensation program for employees to help ensure that the program does not encourage employees to take excessive risks.

Board Meeting Attendance

During 2021, our Board met nine times and each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served. Members of the Board and its committees also consulted informally with management from time to time. Additionally, non-management Board members met in executive sessions without the presence of management periodically during 2021. We do not have a formal policy regarding board members’ attendance at our annual meetings of stockholders, but encourage them to do so; all did in 2021.

Board Committees

Our Board has three standing committees: the Audit Committee, the Compensation and Human Capital Committee, and the NCG Committee, each of which operate pursuant to a written charter adopted by our Board.

Audit Committee. Mses. St.Clare and Sharps Meyers and Mr. Alvarez serve as members of our Audit Committee, and Ms. St.Clare serves as its chair. Each member of the Audit Committee satisfies the special independence standards for such committee established by the SEC and Nasdaq, as applicable. Ms. St.Clare is an “audit committee financial expert,” as that term is defined by the SEC in Item 407(d) of Regulation S-K. Stockholders should understand that this designation is an SEC disclosure requirement relating to Ms. St.Clare’s experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the director so designated any additional duty, obligation, or liability than otherwise is imposed generally by virtue of serving on the Audit Committee and/or our Board. Our Audit Committee is responsible for, among other things, oversight of our independent auditors and the integrity of our financial statements. Our Audit Committee held six meetings in 2021.

Compensation and Human Capital Committee. Ms. Sharps Meyers and Mr. Alvarez serve as members of our Compensation and Human Capital Committee, and Ms. Sharps Meyers serves as its chair. Our Compensation and Human Capital Committee is responsible for, among other things, establishing and administering our policies, programs, and procedures for compensating our executive officers and board of directors. The Compensation and Human Capital Committee may only delegate its authority to subcommittees of its members. None of the members of our Compensation and Human Capital Committee is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation and Human Capital Committee. Our Compensation and Human Capital Committee held four meetings in 2021.

Nominating and Corporate Governance Committee. Mr. Clothier and Ms. St.Clare serve as members of our NCG Committee and Mr. Clothier serves as its chair. Our NCG Committee is responsible for, among other things, evaluating new director candidates and incumbent directors and recommending directors to serve as members of our Board committees. Our NCG Committee held five meetings in 2021.

Director Nominees

Our Board believes that the Board should be composed of individuals with varied, complementary backgrounds who have exhibited proven leadership capabilities within their chosen fields. Directors should have the ability to quickly grasp complex principles of business and finance, particularly those related to our industry. Directors should possess the highest personal and professional ethics, integrity, and values and should be committed to representing the long-term interests of our stockholders. When considering a candidate for director, the NCG Committee will take into account a number of factors, including, without limitation, the following: depth of understanding of our industry; education and professional background; judgment, skill, integrity, and reputation; existing commitments to other businesses as a director, executive, or owner; personal conflicts of interest, if any; diversity; and the size and composition of the existing Board. Although the Board does not have a policy with respect to consideration of diversity in identifying director nominees, among the many other factors considered by the NCG Committee are the benefits of diversity in board composition, including with respect to age, gender, race, and specialized background. When seeking candidates for director, the NCG Committee may solicit suggestions from incumbent directors, management, stockholders, and others. Additionally, the NCG Committee may use the services of third-party search firms to assist in the identification of appropriate candidates. During 2021, fees of $20,000 were paid to the National Association of Corporate Directors for such services in connection with the nomination of Ms. Sharps Meyers and fees of $160,000 were paid to Kincannon & Reed for such services in connection with the nominations of Ms. Sharp and Mr. Stern. The NCG Committee will also evaluate the qualifications of all candidates properly nominated by stockholders, in the same manner and using the same criteria. A stockholder desiring to nominate a person for election to the Board must comply with the stock holding and advance notice procedures of our Amended and Restated Bylaws, as described in the proxy statement under the heading “Stockholder Proposals for 2023 Annual Meeting.”

Director Compensation

We believe that the compensation we provide to our Board is both competitive and in line with that provided to boards of directors of similar companies in our industry.

For fiscal year 2021, the Chairman of our Board received annual compensation of £50,000 (approximately $67,550 using the pound sterling to U.S. Dollar spot exchange rate of 1.351 published in The Wall Street Journal as of December 31, 2021), payable in four quarterly installments. He also received an annual grant of restricted shares of our Common Stock valued at £20,000 (approximately $27,870 based on the fair market value on the date of grant), which vest daily over three years.

For fiscal year 2021, all non-employee directors received an annual cash retainer of $40,000 (prorated for time of service), payable in four quarterly installments. The Chair of the Audit Committee received an additional $25,000, the Chair of the Compensation and Human Capital Committee received an additional $15,000 (prorated for time of service), and members of a board committee received an additional $5,000 (prorated for time of service). All additional cash payments are paid in four quarterly installments. All non-employee directors serving on March 2, 2021 received an annual grant of options to purchase 2,500 shares of our Common Stock (with an exercise price equal to the fair market value on the date of grant), with vesting daily over one year. Mr. Alvarez received a prorated number of options.

The following table discloses all compensation provided to the non-employee directors for the most recently completed fiscal year ended December 31, 2021:

Director Summary Compensation Table

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)	Unvested Restricted Shares	Unexercised Stock Options
R. Clothier	67,550	27,870		95,420	70,163	—
R. Alvarez (1)	41,667		11,165	52,832	—	2,083
T. Fisher	40,000		13,401	53,401	—	4,500
R. Huber (2)	25,000		13,401	38,401	—	—
A. Kirk	40,000		13,401	53,401	—	4,500
G. Sharps Meyers (3)	34,167		—	34,167	—	—
C. St.Clare	70,000		13,401	83,401	—	18,300
R. Sterling	40,000		13,401	53,401	—	4,500
J. Turk	41,250		13,401	54,651	—	19,100

Total	399,634	27,870	91,571	519,075	70,163	52,983

(1)	Mr. Alvarez was appointed to the Board on March 2, 2021.
(2)	Mr. Huber retired from the Board on May 28, 2021.
(3)	Ms. Sharps Meyers was elected to the Board on May 28, 2021.

Vote Required

The vote of a plurality of our outstanding shares of Common Stock represented in person (via the live webcast) or by proxy at the annual meeting and entitled to vote is required to elect the eight director nominees to serve on our Board for a one-year term, to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. The nominees receiving the highest number of affirmative votes will be elected.

Recommendation of the Board of Directors

Our Board recommends that the stockholders vote FOR the election of the director nominees listed above.

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the firm of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and is asking the stockholders to ratify this appointment.

In July 2021, the Audit Committee dismissed Wolf & Company, P.C. (“Wolf”) as our independent registered public accounting firm and appointed Deloitte as our independent registered public accounting firm commencing with the fiscal year ended December 31, 2021. The Audit Committee believes that the retention of Deloitte for the 2022 fiscal year is in the best interest of us and our shareholders. One or more representatives of Deloitte are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

In the event the stockholders fail to ratify the appointment of Deloitte as our independent registered public accounting firm, the Audit Committee may reconsider its selection.

Additional Information Regarding Change of Independent Registered Accounting Firms

The audit reports of Wolf on our financial statements for the years ended December 31, 2019 and 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2019 and 2020 and the subsequent interim period through March 31, 2021, there were no “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between us and Wolf on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Wolf, would have caused Wolf to make reference in connection with their opinion to the subject matter of the disagreement.

During the fiscal years ended December 31, 2019 and 2020 and the subsequent interim period through March 31, 2021, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2019 and 2020 and the subsequent interim period through March 31, 2021, we did not, nor did anyone on our behalf, consult Deloitte with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided to us that Deloitte concluded was an important factor considered by the us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Principal Accountant Fees and Services

The following table summarizes the fees billed by Deloitte for the fiscal year ended December 31, 2021:

Year Ended December 31, 2021
Audit Fees (1)	$392,688
Audit Related Fees (2)	50,000
Tax Fees (3)	—

Total	$442,688

(1)	Represents fees incurred for the audit of our consolidated financial statements and quarterly reviews.
(2)	Represents fees for services related to S-3 filings with the SEC.
(3)	Represents fees incurred for tax preparation and tax-related compliance services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm, unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The Audit Committee has delegated to its Chair the authority to evaluate and approve service engagements on behalf of the full Audit Committee in the event a need arises for specific pre-approval between Audit Committee meetings. All of the audit, audit-related, tax services, and all other services provided by our independent registered public accounting firm for the 2021 fiscal year were approved by the Audit Committee in accordance with the foregoing procedures.

Vote Required

The affirmative vote of holders of a majority of the shares of our Common Stock represented in person (via the live webcast) or by proxy at the annual meeting and entitled to vote on the matter is required to ratify the appointment of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Recommendation of the Board of Directors

Our Board recommends that the stockholders vote FOR the ratification of the appointment of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

PROPOSAL THREE:

APPROVAL OF AN AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE

OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK

Our Charter currently authorizes us to issue a total of 80,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Our Board has approved, and is seeking stockholder approval of, an amendment to the Charter (the “Amendment”) to implement an increase in the number of shares of authorized Common Stock from 80,000,000 shares to 200,000,000.

On March 1, 2022, our Board unanimously determined that the Amendment is advisable and in the best interests of the Company and our stockholders and recommended that our stockholders approve the Amendment. In accordance with the General Corporation Law of the State of Delaware, we are hereby seeking approval of the Amendment by our stockholders.

No other changes to the Charter are being proposed, and the Amendment will not modify the number of shares held by, or the rights of, existing stockholders.

The full text of the proposed Amendment is attached to this proxy statement as Appendix A.

Reasons for the Authorized Shares Amendment

The Board is proposing the Amendment to increase the number of authorized shares of our Common Stock in order to provide the Company with the ability to raise the capital necessary to continue and grow its operations.

Of the 80,000,000 shares of Common Stock that are currently authorized to be issued under the Charter, as of March 16, 2022, 71,109,701 shares are issued and outstanding, 622,798 are reserved for issuance under our equity plans, and 418,441 are issuable upon the exercise of our outstanding warrants. Of the 5,000,000 shares of Preferred Stock that are currently authorized to be issued under the Charter, none are issued and outstanding, and there are currently no outstanding rights to acquire any Preferred Stock.

The Board believes that the current ratio of issued shares to authorized shares of 89% is potentially restrictive and not in line with similar agriculture-technology companies, which we believe to be in the range of 26% to 31%. The proposed increase in the number of authorized shares of Common Stock to 200,000,000 will lower our issued shares to authorized shares ratio to 36% and will provide sufficient reserves of authorized but unissued shares (i.e., 128,890,299 shares of Common Stock and 5,000,000 shares of Preferred Stock) to generally support our growth and to provide flexibility for future corporate needs, including but not limited to grants under equity compensation plans, stock splits, financings, potential strategic transactions, as well as other general corporate transactions. The additional authorized shares would enable us to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Increasing the number of authorized shares of Common Stock will not alter the number of shares of Common Stock presently issued and outstanding or reserved for issuance and will not change the relative rights and privileges of the shares of Common Stock previously authorized, issued and outstanding.

Potential Adverse Effects of Proposed Amendment

If this Amendment is adopted, the additional authorized shares of Common Stock can be issued or reserved with the approval of the Board at times, in amounts and upon terms that the Board may determine, without additional stockholder approval, except as may be required by applicable law. The issuance of any of the additional authorized shares of Common Stock may dilute the proportionate ownership and voting power of existing stockholders, and their issuance, or the possibility of their issuance, may depress the market price of our Common Stock. Other than pursuant to the terms of our outstanding stock options and warrants, we do not have any existing plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares of Common Stock.

The availability of additional authorized but unissued shares of Common Stock and Preferred Stock may enable our Board to render it more difficult, or discourage an attempt to obtain control of the Company, which may adversely affect the market price of our Common Stock. If in the due exercise of its fiduciary obligations, for example, our Board were to determine that a takeover proposal were not in our best interests, such shares could be issued by the Board without stockholder approval in (i) one or more private placements or other transactions that might prevent, render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group or creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent Board or (ii) an acquisition that might complicate or preclude the takeover. This proposal is not prompted by any specific effort or takeover threat currently perceived by management.

Risks of Non-Approval

Given that approximately 90% of our currently authorized Common Stock as of March 16, 2022 were either issued and outstanding, or shares reserved for issuance, if the stockholders do not approve the Amendment, we may be precluded from pursuing a wide range of potential corporate opportunities that might require working capital, additional financing or otherwise be in the best interests of our stockholders. This could have a material adverse effect on our business and prospects.

Effectiveness of the Authorized Shares Amendment

If the Amendment is approved by our stockholders, it will become effective upon the acceptance by the Secretary of State of the State of Delaware of the filing of the Amendment. Such filing is expected to occur promptly after stockholder approval of this proposal. If the Amendment is not approved, the Charter would remain unchanged, and the number of authorized shares of Common Stock and Preferred Stock would remain 80,000,000 and 5,000,000, respectively. Other than as described herein, this proposed Amendment effects no other changes to the Charter.

Vote Required

The vote of a majority of our outstanding shares of Common Stock is required to amend the Charter to increase the number of authorized shares of our Common Stock to 200,000,000.

Recommendation of the Board of Directors

Our Board recommends that the stockholders vote FOR the proposal to approve the amendment to the Charter to increase the number of authorized shares of Common Stock to 200,000,000.

OTHER MATTERS

We do not know of any matters to be presented at the 2022 annual meeting of stockholders other than those mentioned in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board recommends.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of March 16, 2022, by (i) each person who, to our knowledge, beneficially owns 5% or more of the outstanding shares of our Common Stock, (ii) each of our directors and nominees for director, (iii) each named executive officer (as listed in the Summary Compensation Table, which appears later in this proxy statement), and (iv) all current directors and executive officers as a group. None of the shares reported as beneficially owned by our directors or executive officers are currently pledged as security for any outstanding loan or indebtedness.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The table lists applicable percentage ownership based on 71,109,701 shares of our Common Stock outstanding as of March 16, 2022. The number of shares beneficially owned includes shares of our Common Stock that each person has the right to acquire within 60 days of March 16, 2022, including upon the exercise of stock options or warrants. These stock options and warrants are deemed outstanding for the purpose of computing the percentage of outstanding shares of our Common Stock owned by such person but are not deemed outstanding for the purpose of computing the percentage of outstanding shares of our Common Stock owned by any other person.

Name and address of beneficial owner (1)	Number of Shares Beneficially Owned	Percent of Class
Randal J. Kirk (2)	5,344,769	7.5%
The Governor Tyler 1881 Grove Avenue Radford, Virginia 24141
ARK Investment Management LLC (3)	5,326,857	7.5%
3 East 28th Street, 7th floor New York, NY 10016
Blackrock, Inc. (4)	3,937,596	5.5%
40 East 52nd Street New York, NY 10022
Richard J. Clothier	85,763	*
Ricardo Alvarez	2,528	*
Theodore J. Fisher	5,568	*
Alana D. Kirk (2)	5,344,769	7.5%
Gail Sharps Meyers	1,931	*
Christine St.Clare	18,745	*
Rick Sterling	6,240	*
James C. Turk	36,974	*
Sylvia Wulf	401,792	*
David Frank	143,774	*
Alejandro Rojas	104,811	*
Angela Olsen	83,443	*
Executive officers and directors as a group (12 persons)	6,078,589	8.6%

*	Indicates beneficial ownership of less than one percent of the total outstanding shares of our Common Stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o AquaBounty Technologies, Inc., 2 Mill & Main Place, Suite 395, Maynard, MA 01754.

(2)

Based solely on a Schedule 13D/A filed on November 23, 2021, by Randal J. Kirk and Third Security, LLC (“Third Security”). As of November 23, 2021 Third Security owns 1,580,954 shares of our Common Stock, or approximately 2.2% of our outstanding shares. In addition, Mr. Kirk and entities controlled by him, other than Third Security, currently hold 3,756,711 shares of our Common Stock, or approximately 5.3% of our outstanding shares. Further, Alana Kirk, a member of the Company’s Board, is married to Randal J. Kirk and has reported that she beneficially owns 6,659 shares of our Common Stock, which includes 4,500 shares of Common Stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 16, 2022, in her own name, which is less than one percent of our outstanding shares. Based on these holdings, Mr. Kirk, Third Security’s Chairman and Senior Managing Director, and Ms. Kirk have each reported control over approximately 7.5% of our outstanding shares. Mr. and Ms. Kirk each disclaim beneficial ownership of the shares owned directly by the other, and Ms. Kirk disclaims beneficial ownership of the shares deemed beneficially owned by Mr. Kirk, other than those that she owns directly.

(3)	Based solely on a Schedule 13G filed on December 31, 2021, by ARK Investment Management LLC (“ARK”), ARK owns 5,326,857 shares of our Common Stock, or approximately 7.5% of our outstanding shares.
(4)	Based solely on a Schedule 13G filed on December 31, 2021, by Blackrock, Inc. (“Blackrock”), Blackrock owns 3,937,596 shares of our Common Stock, or approximately 5.5% of our outstanding shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

AquaBounty Technologies, Inc. is an “emerging growth company,” as defined under the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, under SEC rules, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the reduced disclosure requirements applicable to emerging growth companies. We are evaluating the need for revisions to our executive compensation program to ensure our program is competitive with those of the companies with which we compete for executive talent and is appropriate for a public company.

Named Executive Officers

The tables and discussion below present compensation information for our chief executive officer and our two other most highly compensated officers for the year ended December 31, 2021 (“fiscal year 2021”); all of whom we refer to collectively as our named executive officers. These officers are:

Name	Age	Positions
Sylvia A. Wulf	64	Chief Executive Officer and President
David A. Frank	61	Chief Financial Officer and Treasurer
Angela Olsen	53	General Counsel and Secretary

Summary Compensation Table

The following table provides certain summary information concerning the compensation paid to our named executive officers in the fiscal years ended December 31, 2021 and 2020.

Name and Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	All other Compensation ($) (4)	Total ($)
S. Wulf	2021	396,298	38,625	61,800	43,134	8,384	548,241
CEO and President	2020	371,058	42,500	68,000	44,723	8,425	534,706
D. Frank	2021	290,091	24,838	39,742	27,739	8,703	391,113
CFO and Treasurer	2020	272,703	17,225	27,560	18,126	8,497	344,111
A. Olsen	2021	291,248	24,937	39,900	27,846	7,852	391,783
GC and Secretary	2020	275,865	—	—	—	8,161	284,026

(1)	Represents salaries before any employee contributions under our 401(k) plan.
(2)	Represents discretionary cash incentive awards during the applicable fiscal year.
(3)

The amounts in these columns represent the grant date fair value of restricted shares and stock options granted in 2021 and 2020, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718. For a discussion of the assumptions used in calculating these values, see Note 8 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022.

(4)	Amounts in this column reflect 401(k) matching contributions.

As of December 31, 2021, we paid base salaries to Ms. Wulf, Mr. Frank, and Ms. Olsen of $400,000, $292,384, and $293,550, respectively. As of December 31, 2020, the base salaries of Ms. Wulf, Mr. Frank, and Ms. Olsen were $386,250, $283,868, and $285,000, respectively. Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all of our employees, including our named executive officers. Certain of our named executive officers are currently party to an employment agreement that provides for the continuation of certain compensation upon termination of employment. See “-Employment Agreements.”

Our Board may, at its discretion, award bonuses to our named executive officers from time to time. We typically establish bonus targets for our named executive officers and evaluate their performance based on the achievement of specified company and individual goals and objectives. Our management may propose bonus awards to the Compensation and Human Capital Committee of the Board primarily based on such achievements. Our Board makes the final determination of the eligibility requirements for and the amounts of such bonus awards.

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the ownership interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain summary information concerning outstanding equity awards held by our named executive officers as of December 31, 2021.

		Option Awards					Stock Awards (1)
Name and Position	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying options (#) unexercisable	Option Exercise Price	Option Vesting Date	Option Expiration Date	Number of shares or units that have not vested (2)	Market value of shares or units of stock that have not vested ($)
S. Wulf	30-Apr-2019	150,000		$2.22	30-Apr-2020	30-Apr-2029
CEO and President	12-Mar-2020	19,047	12,602	$1.88	12-Mar-2023	12-Mar-2030
	12-Mar-2020						12,056	25,318
	10-Mar-2021	2,175	5,872	$6.72	10-Mar-2024	10-Mar-2031
	10-Mar-2021						6,131	12,875
D. Frank	27-Apr-2013	6,667		$7.50	27-Apr-2016	27-Apr-2023
CFO and Treasurer	20-Jan-2014	6,667		$23.40	20-Jan-2017	20-Jan-2024
	21-Apr-2017	10,000		$14.20	21-Apr-2020	21-Apr-2027
	27-Feb-2018	15,152		$2.50	27-Feb-2019	27-Feb-2028
	30-Apr-2019	20,000		$2.22	30-Apr-2020	30-Apr-2029
	12-Mar-2020	7,720	5,107	$1.88	12-Mar-2023	12-Mar-2030
	12-Mar-2020						4,886	10,261
	10-Mar-2021	1,399	3,776	$6.72	10-Mar-2024	10-Mar-2031
	10-Mar-2021						3,943	8,280
A. Olsen	1-Nov-2019	35,000		$2.37	1-Nov-2020	1-Nov-2029
GC and Secretary	10-Mar-2021	1,404	3,791	$6.72	10-Mar-2024	10-Mar-2031
	10-Mar-2021						3,959	8,314

(1)

The market value of shares of restricted stock that have not vested is based on the number of unvested shares of restricted stock outstanding times the closing price of our Common Stock on the Nasdaq Capital Market on December 31, 2021.

(2)	Restricted stock grants vest 1/3 on the date of grant, 1/3 after one year from the date of grant and 1/3 after two years from the date of grant.

Employment Agreements

We have entered into employment agreements with each of Ms. Wulf, Mr. Frank and Ms. Olsen. Each agreement provides for the payment of a base salary; an annual bonus based on a percentage of the executive’s salary, determined at the discretion of our Board based on achievement of financial targets and other performance criteria; and certain other forms of benefits and compensation. Ms. Wulf’s agreement also included a one-time grant of an option to purchase 150,000 shares of our Common Stock and restricted shares of our Common Stock worth $350,000. Ms. Olsen’s agreement included a one-time cash bonus of $28,500, a one-time option grant to purchase 35,000 shares of our Common Stock and restricted shares of our Common Stock worth $70,000. In addition, under each agreement, we may terminate the employee’s employment without notice or payment at any time for cause.

Sylvia Wulf

The employment agreement with Ms. Wulf will remain in effect unless and until terminated in accordance with the terms and conditions set forth in the agreement. Ms. Wulf’s agreement provides that employment may be terminated by either us or Ms. Wulf with no less than thirty days’ notice to the other party. If Ms. Wulf’s employment is terminated by us without cause or by her for good reason, as those terms are defined in her employment agreement, Ms. Wulf would be paid one year of continued base salary, starting on the date of termination and a prorated earned bonus payment. Ms. Wulf’s agreement also provided for 100% acceleration of her stock option and restricted share grants upon the occurrence of a change in control (as such term is defined in her employment agreement).

David Frank

Mr. Frank’s agreement provides that employment may be terminated by either us or him after giving the other not less than twelve months’ notice. During these notice periods, we have the right to terminate employment prior to expiration of the notice period by paying Mr. Frank a sum equal to his base salary and benefits during the notice period.

Angela Olsen

Ms. Olsen’s agreement provides that employment may be terminated by either us or Ms. Olsen. If Ms. Olsen’s employment is terminated by us without cause, as those terms are defined in her employment agreement, Ms. Olsen would be paid one year of continued base salary and benefits, starting on the date of termination and a prorated earned bonus payment. Ms. Olsen’s agreement also provided for 100% acceleration of her stock option and restricted share grants upon the occurrence of a change in control (as such term is defined in her employment agreement).

401(k) Plan

We provide an employee retirement plan under Section 401(k) of the Internal Revenue Code (the “401(k) plan”), to all U.S. employees who are eligible employees as defined in the 401(k) plan. Subject to annual limits set by the Internal Revenue Service, we match 50% of eligible employee contributions up to a maximum of 3% of an employee’s salary, and vesting in our match is immediate. We made contributions in connection with the 401(k) plan during the years ended December 31, 2021 and 2020, of $80,925 and $72,333, respectively.

Registered Retirement Savings Plan

We also have a Registered Retirement Savings Plan for our Canadian employees. Subject to annual limits set by the Canadian government, we match 50% of eligible employee contributions up to a maximum of 3% of an employee’s salary, and vesting in our match is immediate. We made contributions in connection with this plan during the years ended December 31, 2021 and 2020, of $38,336 and $31,939, respectively.

Indemnification of Officers and Directors

We have agreed to indemnify our directors and officers in certain circumstances. See “Related-Party Transactions, Policies, and Procedures- Agreements with Our Directors and Executive Officers.”

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

RELATED-PARTY TRANSACTIONS, POLICIES, AND PROCEDURES

In addition to the director and executive compensation arrangements discussed above in the sections titled “Proposal 1 — Election of Directors” and “Executive Compensation and Other Information,” we have been a party to the following transactions since January 1, 2018, in which the amount involved exceeded or will exceed $120,000, and in which any director, executive officer, or holder of more than 5% of any class of our voting stock, or any member of the immediate family of or entities affiliated with any of them, had or will have a material interest. We also describe below certain transactions and series of similar transactions since January 1, 2018, with our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of or any entities affiliated with any of the foregoing persons to which we are party.

Agreements with Our Directors and Executive Officers

For more information regarding employment agreements with certain of our executive officers, see ‘‘Executive Compensation and Other Information- Employment Agreements.’’

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board to the maximum extent allowed under Delaware law.

Relationship Agreement with TS Aquaculture

On October 29, 2019, Precigen and TS Aquaculture, a company that is managed by Third Security, entered into a stock purchase agreement, pursuant to which TS Aquaculture purchased from Precigen all shares of our Common Stock held by Precigen, and Precigen assigned to TS Aquaculture all of Precigen’s rights and obligations under a Relationship Agreement that Precigen entered into with us in December 2012 (the “Relationship Agreement”). The Relationship Agreement was entered into in connection with the acquisition in October 2012 by Precigen of 47.56% of our outstanding share capital from Linnaeus Capital Partners B.V. and Tethys, our former major stockholders.

The Relationship Agreement set forth certain matters relating to TS Aquaculture’s relationship with us as a major stockholder. Pursuant to the Relationship Agreement, so long as the Relationship Agreement remained in effect and TS Aquaculture and its affiliates together controlled 25% or more of the voting rights exercisable at meetings of our stockholders, we would (a) nominate such number of TS Aquaculture nominees as may be designated by TS Aquaculture for election to our Board at each annual meeting of our stockholders so that TS Aquaculture would have representation on our Board proportional to TS Aquaculture’s percentage shareholding, rounded up to the nearest whole person, and (b) recommend that stockholders vote to elect such TS Aquaculture nominees at the next annual meeting of stockholders occurring after the date of nomination.

The Relationship Agreement and related documents also provided for certain confidentiality obligations between the two parties. The Relationship Agreement would continue in full force and effect until TS Aquaculture and its affiliates ceased to control 10% or more of the voting rights exercisable at meetings of our stockholders. As of November 23, 2021, TS Aquaculture and its affiliates held approximately 7.5% of our outstanding Common Stock, and accordingly, the Relationship Agreement terminated pursuant to its terms.

Letter Agreement with TS Aquaculture

On July 30, 2021, the Company entered into a letter agreement (the “Letter Agreement”) with TS Aquaculture and certain of its affiliates that required us to file a registration statement to register the shares of Common Stock held by TS Aquaculture and certain of its affiliates and keep it effective for a period of not less than 24 months. The registration statement was filed on August 5, 2021. TS Aquaculture agreed to pay all expenses incurred in connection with such registration statements. We and TS Aquaculture also agreed to modify the terms of the Relationship Agreement between us and TS Aquaculture so as to restrict assignments of the rights of TS Aquaculture thereunder.

The entry into the Letter Agreement constituted a “related party transaction” as defined by Item 404 of Regulation S-K because TS Aquaculture was an affiliate and has appointed three members of our board pursuant to the Relationship Agreement. Pursuant to our policy, the Audit Committee is responsible for the review and approval of any “related party transaction”, as such term is defined in Item 404 of Regulation S-K, after it has reviewed and considered all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related party’s interest in the transaction. As a result, entry into the Letter Agreement and this transaction was approved by the disinterested members of our Board on July 27, 2021, upon the recommendation of the Audit Committee.

As of December 31, 2021, the registration statement filed pursuant to the Letter Agreement for the Common Stock held by TS Aquaculture and certain of its affiliates remained active.

Policies and Procedures for Review of Related Person Transactions

Our Board has adopted a written policy with respect to related person transactions. This policy governs the review, approval, and ratification of covered related person transactions. The Audit Committee of the Board manages this policy.

For purposes of this policy, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we (or any of our subsidiaries) were, are, or will be a participant, and in which any related person had, has, or will have a direct or indirect interest. For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K promulgated under the Exchange Act.

A “related person” is defined as:

•	any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become one of our directors;

•	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee, or more- than-five-percent beneficial owner and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more-than-five-percent beneficial owner; or

•

any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The policy generally provides that we may enter into a related person transaction only if:

•	the Audit Committee pre-approves such transaction in accordance with the guidelines set forth in the policy;

•

the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, and the Audit Committee (or the chairperson of the Audit Committee) approves or ratifies such transaction in accordance with the guidelines set forth in the policy;

•	the transaction is approved by the disinterested members of the Board; or

•	the transaction involves compensation approved by the Compensation Committee of the Board.

If a related person transaction is not pre-approved by the Audit Committee, and our management determines to recommend such related person transaction to the Audit Committee, such transaction must be reviewed by the Audit Committee. After review, the Audit Committee will approve or disapprove such transaction. In addition, the Audit Committee reviews the policy at least annually and recommends amendments to the policy to the Board from time to time.

The policy provides that all related person transactions will be disclosed to the Audit Committee and all material related person transactions will be disclosed to the Board. Additionally, all related person transactions requiring public disclosure will be properly disclosed in our public filings.

The Audit Committee will review all relevant information available to it about the related person transaction. The policy provides that the Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited consolidated financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K for that period.

Composition and Charter. The Audit Committee of our Board currently consists of three independent directors, as that term is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules: Ms. St.Clare, who serves as Chair of the Audit Committee, and Mr. Alvarez and Ms. Sharps Meyers. The Audit Committee operates under a written charter adopted by our Board and is available on our corporate website (www.aquabounty.com) under “Investor Relations.” The Board and the Audit Committee review and assess the adequacy of the charter and the Audit Committee performance on an annual basis.

Responsibilities. The Audit Committee assists our Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to our stockholders and others; reviewing our systems of internal control over financial reporting, disclosure controls and procedures, and our financial reporting process that management has established and the Board oversees; and endeavoring to maintain free and open lines of communication among the Audit Committee, our independent registered public accounting firm, and management. The Audit Committee is also responsible for the review of all critical accounting policies and practices to be used by us; the review and approval or disapproval of all proposed transactions or courses of dealings that are required to be disclosed by Item 404 of Regulation S-K that are not otherwise approved by a comparable committee or the entire Board; and establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also has the authority to secure independent expert advice to the extent the Audit Committee determines it to be appropriate, including retaining independent counsel, accountants, consultants, or others, to assist the Audit Committee in fulfilling its duties and responsibilities.

In light of the Audit Committee’s responsibility for the engagement, evaluation and compensation of the Company’s independent registered public accounting firm, in 2021, the Audit Committee commenced a competitive and thorough process to select an independent auditor for the year ending December 31, 2021. The process included meetings with and proposals from three globally recognized audit firms, with the final decision, after considering expertise, quality, and reputation, to appoint Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent auditor.

It is not the duty of the Audit Committee to plan or conduct audits or to prepare our consolidated financial statements. Management is responsible for preparing our consolidated financial statements and has the primary responsibility for assuring their accuracy and completeness, and the independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing its opinion as to their presenting fairly in accordance with GAAP our financial condition, results of operations, and cash flows. However, the Audit Committee does consult with management and our independent registered public accounting firm prior to the presentation of consolidated financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for the oversight of the independent registered public accounting firm; considering and approving the appointment of and approving all engagements of, and fee arrangements with, our independent registered public accounting firm; and the evaluation of the independence of our independent registered public accounting firm.

In the absence of their possession of information that would give them a reason to believe that such reliance is unwarranted, the members of the Audit Committee rely without independent verification on the information provided to them, and on the representations made, by our management and our independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control over financial reporting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of our consolidated financial statements are conducted in accordance with auditing standards generally accepted in the United States, or that our consolidated financial statements are presented in accordance with GAAP.

Review with Management and Independent Registered Public Accounting Firm. The Audit Committee has reviewed and discussed the quality, not just the acceptability, of our accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements with our management and our independent registered public accounting firm, Deloitte. In addition, the Audit Committee has consulted with management and Deloitte prior to the presentation of our consolidated financial statements to stockholders. The Audit Committee has discussed with Deloitte the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence from us, including whether its provision of non-audit services has compromised such independence.

Conclusion and Appointment of Independent Registered Public Accounting Firm. Based on the reviews and discussions referred to above in this report, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Christine St.Clare (Chair)

Ricardo Alvarez

Gail Sharps Meyers

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this proxy statement or future filings made by us under those statutes, the Audit Committee report and reference to the independence of the Audit Committee members are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

ANNUAL REPORT; AVAILABLE INFORMATION

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022, is available over the internet on our corporate website (www.aquabounty.com). The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

Stockholders may request a paper or email copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, free of charge, by following the instructions in the proxy materials. All reports and documents we file with the SEC are also available, free of charge, on our corporate website (www.aquabounty.com) under “Investor Relations.”

BY ORDER OF THE BOARD OF DIRECTORS OF AQUABOUNTY TECHNOLOGIES, INC.

Sylvia Wulf
President, Chief Executive Officer, and Director

Maynard, Massachusetts

April [14], 2022

Appendix A

CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AQUABOUNTY TECHNOLOGIES, INC.

AquaBounty Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: That, at a meeting of the Board of Directors of the Corporation on March 1, 2022, a resolution was duly adopted setting forth a proposed amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, in the form set forth below (the “Amendment”), declaring the Amendment to be advisable and calling for consideration of said proposed Amendment by the stockholders of the Corporation.

“RESOLVED, that, having determined that an increase in the Corporation’s authorized Common Stock to 200,000,000 shares is in the best interest of the Corporation and its stockholders, subject to the consideration and approval of the Corporation’s stockholders, Article 4 of the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, be, and it hereby is, amended to replace subsection (a) thereof in its entirety with the following:

4. (a) The Corporation is authorized to issue two classes of stock to be designated Common Stock and Preferred Stock. The Corporation is authorized to issue 200,000,000 shares of Common Stock, with a par value of $0.001 per share, and 5,000,000 shares of Preferred Stock, with a par value of $0.01 per share.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on [May 17, 2022], at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation to be signed this day of                 , 2022.

AquaBounty Technologies, Inc.

BY:
Authorized Officer
Title: President and Chief Executive Officer
Name: Sylvia Wulf

A-1

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/AQB or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AQB Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. To elect eight directors to serve on our Board of Directors for a one-year term of office until the next annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. + For Withhold For Withhold For Withhold 01—Richard J. Clothier 02—Ricardo J. Alvarez 03—Erin Sharp 04—Gail Sharps Meyers 05—Christine St.Clare 06—Rick Sterling 07—Michael Stern 08—Sylvia A. Wulf For Against Abstain For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as our 3. To approve an amendment to our charter to increase the independent registered public accounting firm for the fiscal number of shares of authorized common stock from year ending December 31, 2022. 80,000,000 to 200,000,000. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

The 2022 Annual Meeting of Stockholders of AquaBounty Technologies, Inc. will be held on Tuesday, May 17, 2022, 8:30 A.M. EDT, virtually via the internet at meetnow.global/MC57T9H. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/AQB Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AQB qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q AquaBounty Technologies, Inc. + Notice of Annual Meeting of Stockholders Proxy Solicited by Board of Directors for the 2022 Annual Meeting — May 17, 2022 Sylvia Wulf, David A. Frank, Angela M. Olsen, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of AquaBounty Technologies, Inc., which will be held on May 17, 2022, at 8:30 a.m. EDT virtually via the internet, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.